Exhibit 4.1

URS CORPORATION

FIRST AMENDMENT TO CREDIT AGREEMENT

This  FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 19, 2008 and entered into by and among URS CORPORATION, a Delaware corporation (“Company”), the financial institutions party thereto from time to time (“Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (“Administrative Agent”), and, for purposes of Section 3 hereof, the Credit Support Parties (as defined in Section 3 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of November 15, 2007 (the “Credit Agreement”), by and among Company, Lenders, Morgan Stanley Senior Funding, Inc., as a joint-lead arranger and syndication agent for Lenders, Wells Fargo Bank, National Association, as a joint-lead arranger, Bank of America, N.A., BNP Paribas and The Royal Bank of Scotland plc, as co-documentation agents for Lenders, and Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to  make certain amendments as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.	AMENDMENTS TO THE CREDIT AGREEMENT

1.1           Amendment to Section 6:  Company’s Affirmative Covenants

Post Closing Matters. Subsection 6.10 of the Credit Agreement is hereby amended by adding subsection 6.10F thereto to read in its entirety as follows:

“F. Notwithstanding anything to the contrary in this subsection 6.10 or subsection 10.6, Administrative Agent is expressly permitted to waive the delivery of any documents or instruments or the taking of any actions required to be delivered or taken pursuant to this subsection 6.10 if (i) in the judgment of Administrative Agent, Company and Subsidiary Guarantors have attempted in good faith, but are unable, to deliver such documents or instruments or to take such actions, (ii) in the judgment of Administrative Agent, the cost of obtaining such documents or instruments or undertaking such actions outweighs the benefit of having obtained such documents or instruments or undertaken such actions or (iii) Administrative Agent deems any of such documents, instruments or actions immaterial.”

1.2           Amendments to Section 7:  Company’s Negative Covenants

A. Contingent Obligations. Subsection 7.4(xi) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(xi) Company and its Subsidiaries may become and remain liable with respect to any guaranties of operating leases entered into by Company or its Subsidiaries in the ordinary course of business.”

B. Restricted Junior Payments; Payments on Certain Other Indebtedness.  Subsection 7.5 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (vi) thereof, (ii) adding the word “and” at the end of clause (vii) thereof, and (iii) adding the following as new clause (viii) thereof:

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“(viii) Company may purchase up to 1,000,000 shares of Capital Stock of Company in any Fiscal Year in open market purchases so long as, after giving pro forma effect to any Indebtedness incurred to make such purchase, the Consolidated Leverage Ratio as of the most recently ended Fiscal Quarter prior to such purchase is equal to or less than 2.50:1.00; provided that the number of shares permitted to be purchased in any Fiscal Year shall be increased by an amount equal to the excess, if any, of the number of shares permitted to be purchased in the previous Fiscal Year (without giving effect to any adjustment in accordance with this proviso) over the actual number of shares purchased during such previous Fiscal Year with the share purchases in such following Fiscal Year to be applied first to such unused amount;”

1.3           Amendment to Section 10:  Miscellaneous

Subsection 10.14A of the Credit Agreement is hereby amended to read in its entirety as follows:

“A. Upon the proposed sale or other disposition of any Collateral to any Person (other than an Affiliate of Company) that is permitted by this Agreement or to which Requisite Lenders have otherwise consented, or the sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition that is permitted hereunder or to which Requisite Lenders have otherwise consented or in the event Company provides written notice to Administrative Agent that any Subsidiary Guarantor is no longer a Material Domestic Subsidiary or a Domestic Subsidiary required to execute the Subsidiary Guaranty, for which a Loan Party desires to obtain a security interest release or a release of the Subsidiary Guaranty from Administrative Agent, such Loan Party shall deliver an Officer’s Certificate (i) (a) specifying the Collateral or Capital Stock being sold or otherwise disposed of in the proposed transaction and (b) stating that the Collateral or the Capital Stock subject to such disposition is being sold or otherwise disposed of in compliance with the terms hereof or (ii) stating that such Subsidiary Guarantor is no longer a Material Domestic Subsidiary or a Domestic Subsidiary required to execute the Subsidiary Guaranty.  Upon the receipt of such Officer’s Certificate, Administrative Agent shall, at such Loan Party’s expense, so long as Administrative Agent (a) has no reason to believe that the facts stated in such Officer’s Certificate are not true and correct and (b), if the sale or other disposition of such Collateral or Capital Stock constitutes an Asset Sale, has received evidence that arrangements satisfactory to it have been made for delivery of the Net Asset Sale Proceeds if and as required by subsection 2.4, execute and deliver such releases of its security interest in such Collateral or such Subsidiary Guaranty, as may be reasonably requested by such Loan Party.”

Section 2.	COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority.  Company has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary action on the part of Company.

C. No Conflict.  The execution and delivery by Company of this Amendment  and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Organizational Documents of Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries in any manner that would be likely to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders or Permitted Encumbrances), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the date hereof and disclosed in writing to Lenders.

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D. Governmental Consents.  The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any Governmental Authorization, except as have been obtained.

E. Binding Obligation.  This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement (i) that do not contain a materiality qualification are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date and (ii) that contain a materiality qualification are and will be true, correct and complete on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete on and as of such earlier date.

G. Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 3.	ACKNOWLEDGEMENT AND CONSENT

Each guarantor, grantor or pledgor listed on the signatures pages hereof (each, a “Credit Support Party”) hereby acknowledges and agrees that any of the Subsidiary Guaranty and Collateral Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound (i) that do not contain a materiality qualification are and will be true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date and (ii) that contain a materiality qualification are and will be true, correct and complete on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete on and as of such earlier date.

Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 4.	MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

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(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby, in an amount not to exceed $12,000, shall be for the account of Company.

C. Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E. Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Amendment shall become effective as of the date hereof upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Credit Support Parties and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

URS CORPORATION

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

CREDIT SUPPORT PARTIES:

BADGER ENERGY, INC., (for purposes of Section 3 only) as a Credit Support Party

BADGER MIDDLE EAST, INC., (for purposes of Section 3 only) as a Credit Support Party

CLEVELAND WRECKING COMPANY, (for purposes of Section 3 only) as a Credit Support Party

E.C. DRIVER & ASSOCIATES, INC., (for purposes of Section 3 only) as a Credit Support Party

EBASCO INTERNATIONAL CORPORATION, (for purposes of Section 3 only) as a Credit Support Party

EG&G DEFENSE MATERIALS, INC., (for purposes of Section 3 only) as a Credit Support Party

EG&G TECHNICAL SERVICES, INC., (for purposes of Section 3 only) as a Credit Support Party

ENERGY OVERSEAS INTERNATIONAL, INC., (for purposes of Section 3 only) as a Credit Support Party

HARBERT-YEARGIN INC., (for purposes of Section 3 only) as a Credit Support Party

LEAR SIEGLER SERVICES, INC., (for purposes of Section 3 only) as a Credit Support Party

NATIONAL PROJECTS, INC., (for purposes of Section 3 only) as a Credit Support Party

POMEROY CORPORATION, (for purposes of Section 3 only) as a Credit Support Party

RAYTHEON-EBASCO OVERSEAS LTD., (for purposes of Section 3 only) as a Credit Support Party

RUST CONSTRUCTORS INC., (for purposes of Section 3 only) as a Credit Support Party

RUST CONSTRUCTORS PUERTO RICO, INC., (for purposes of Section 3 only) as a Credit Support Party

SIGNET TESTING LABORATORIES, INC., (for purposes of Section 3 only) as a Credit Support Party

THE LEASING CORPORATION, (for purposes of Section 3 only) as a Credit Support Party

UNITED ENGINEERS FAR EAST, LTD., (for purposes of Section 3 only) as a Credit Support Party

UNITED ENGINEERS INTERNATIONAL, INC., (for purposes of Section 3 only) as a Credit Support Party

UNITED MID-EAST, INC., (for purposes of Section 3 only) as a Credit Support Party

URS CONSTRUCTION SERVICES, INC., (for purposes of Section 3 only) as a Credit Support Party

URS CORPORATION, a Nevada corporation, (for purposes of Section 3 only) as a Credit Support Party

URS CORPORATION - NEW YORK, (for purposes of Section 3 only) as a Credit Support Party

URS CORPORATION - NORTH CAROLINA, (for purposes of Section 3 only) as a Credit Support Party

URS CORPORATION - OHIO, (for purposes of Section 3 only) as a Credit Support Party

URS CORPORATION AES, (for purposes of Section 3 only) as a Credit Support Party

URS CORPORATION SOUTHERN, (for purposes of Section 3 only) as a Credit Support Party

URS DISTRICT SERVICES, P.C., (for purposes of Section 3 only) as a Credit Support Party

URS GREINER WOODWARD-CLYDE CONSULTANTS, INC., (for purposes of Section 3 only) as a Credit Support Party

URS GROUP, INC., (for purposes of Section 3 only) as a Credit Support Party

URS HOLDINGS, INC., (for purposes of Section 3 only) as a Credit Support Party

URS INTERNATIONAL, INC., (for purposes of Section 3 only) as a Credit Support Party

URS OPERATING SERVICES, INC., (for purposes of Section 3 only) as a Credit Support Party

URS RESOURCES, LLC, (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON-CATALYTIC, INC., (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON ARCHITECTS, LLC, (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON CONSTRUCTION CORPORATION, (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON DEMILITARIZATION COMPANY, LLC, (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON GLOBAL SERVICES, INC., (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC, (for purposes of Section 3 only) as a Credit Support Party

TARGHEE INTERNATIONAL LLC, formerly known as Washington Group Argentina, Inc., (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON GROUP HOLDINGS LIMITED, (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON GROUP INTERNATIONAL, INC., (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON GROUP IRELAND LTD., (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON GROUP LATIN AMERICA, INC., (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON GROUP TRANSIT MANAGEMENT COMPANY, (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON HOLDINGS, INC., (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON INFRASTRUCTURE CORPORATION, (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON INFRASTRUCTURE SERVICES, INC., (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON INTERNATIONAL, INC., (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON MIDWEST LLC, (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON OHIO SERVICES LLC, (for purposes of Section 3 only) as a Credit Support Party

WASHINGTON QUALITY INSPECTION COMPANY, (for purposes of Section 3 only) as a Credit Support Party

WEST VALLEY NUCLEAR SERVICES COMPANY LLC, (for purposes of Section 3 only) as a Credit Support Party

WGCI, INC., (for purposes of Section 3 only) as a Credit Support Party

WGI ASIA, INC., (for purposes of Section 3 only) as a Credit Support Party

WGI GLOBAL INC., (for purposes of Section 3 only) as a Credit Support Party

WGI GLOBAL OPPORTUNITIES LLC, (for purposes of Section 3 only) as a Credit Support Party

WGI INDUSTRIAL SERVICES, LTD., (for purposes of Section 3 only) as a Credit Support Party

WGI MIDDLE EAST INC., (for purposes of Section 3 only) as a Credit Support Party

WGI OVERSEAS OPERATIONS LLC, (for purposes of Section 3 only) as a Credit Support Party

WISCONSIN POWER CONSTRUCTORS, LLC, (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Attorney in Fact

URS CARIBE, L.L.P., (for purposes of Section 3 only) as a Credit Support Party By: URS Greiner Woodward-Clyde Consultants, Inc. Its: Managing Partner

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Attorney in Fact

CLAY STREET PROPERTIES, (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
President and Chief Financial Officer

D&M CONSULTING ENGINEERS, INC., (for purposes of Section 3 only) as a Credit Support Party

DAMES & MOORE GROUP (NY), INC., (for purposes of Section 3 only) as a Credit Support Party

URS ARCHITECTURE - OREGON, INC., (for purposes of Section 3 only) as a Credit Support Party

URS CORPORATION-MARYLAND, (for purposes of Section 3 only) as a Credit Support Party

URS CORPORATION SERVICES, (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

GEOTESTING SERVICES, INC., (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Vice President and Chief Financial Officer

AMAN ENVIRONMENTAL CONSTRUCTION, INC., (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ Steven M. Aman
Steven M. Aman
President and Treasurer

BANSHEE CONSTRUCTION COMPANY, INC., (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ Rita Armstrong
Rita Armstrong
Vice President and Treasurer

URS ARCHITECTS/ENGINEERS, INC., (for purposes of Section 3 only) as a Credit Support Party URS CORPORATION GREAT LAKES, (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ Gary Jandegian
Gary Jandegian
President

URS CORPORATION ARCHITECTURE, P.C., (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ Judy Rodgers
Judy Rodgers
Vice President and Treasurer

URS CORPORATION DESIGN, (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ Judy Rodgers
Judy Rodgers
Vice President and Treasurer

RADIAN ENGINEERING, INC., (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ Joseph Masters
Joseph Masters
Vice President

URS CORPORATION SOUTHEAST, (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ William A. Stevenson
William A. Stevenson
President and Treasurer

URS-STEVENSON ARCHITECTURE, P.C., (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ William A. Stevenson
William A. Stevenson
President

LEAR SIEGLER LOGISTICS INTERNATIONAL, INC., (for purposes of Section 3 only) as a Credit Support Party

By:	/s/ William Neeb
William Neeb
Vice President, Chief Financial Officer, Assistant Secretary and Assistant Treasurer

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, Individually and as Administrative Agent

By:	/s/ Thomas M. Gloger
Thomas M. Gloger
Vice President

ALLIED IRISH BANK, as a Lender

By:	/s/ Jean Pierre Knight
Jean Pierre Knight
Vice President

By:	/s/ Eanna P. Mulkere
Eanna P. Mulkere
Assistant Vice President

AIB DEBT MANAGEMENT LIMITED, as a Lender

By:	/s/ Jean Pierre Knight
Jean Pierre Knight
Vice President and Investment Advisor to AIB Debt Management Limited

By:	/s/ Eanna P. Mulkere
Eanna P. Mulkere
Assistant Vice President and Investment Advisor to AIB Debt Management Limited

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By:	/s/ John W. Wade
John W. Wade
Deputy General Manager and Head of Operations and Infrastructure

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Matt Griesbach
Matt Griesbach
Vice President

BMO CAPITAL MARKETS, as a Lender

By:	/s/ Isabella Battista
Isabella Battista
Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ann E. Sutton
Ann E. Sutton
Associate Director

BAYERISCHE LANDESBANK, acting through its New York Branch, as a Lender

By:	/s/ Annette Schmidt
Annette Schmidt
First Vice President

By:	/s/ Michael Hintz
Michael Hintz
Vice President

Address: 560 Lexington Ave., New York, NY 10022

BNP PARIBAS, as a Lender

By:	/s/ Pierre-Nicholas Rogers
Pierre-Nicholas Rogers
Managing Director

By:	/s/ Joseph A. Mack
Joseph A. Mack
Vice President

CITIBANK N.A., as a Lender

By:	/s/ Thomas Faherty
Thomas Faherty
Vice President

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Lender

By:	/s/ Christian Jagenburg
Christian Jagenburg
Senior Vice President and Manager

By:	/s/ Matthew Havens
Matthew Havens
Assistant Treasurer

FIFTH THIRD, as a Lender

By:	/s/ Gary Losey
Gary Losey
Vice President

FIRST BANK, as a Lender

By:	/s/ Michael Law
Michael Law
Senior Vice President

FORTIS CAPITAL CORP, as a Lender

By:	/s/ Justin Mauch
Justin Mauch
Vice President

By:	/s/ Timothy Streb
Timothy Streb
Managing Director

HSBC BANK USA, N.A., as a Lender

By:	/s/ David C. Hants
David C. Hants
Senior Vice President and Commercial Executive

LA SALLE BANK, N.A., as a Lender

By:	/s/ Matt Griesbach
Matt Griesbach
Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ Heather Musick
Heather Musick
Vice President

MB FINANCIAL BANK, N.A., as a Lender

By:	/s/ Henry Wessel
Henry Wessel
Vice President

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Bertram H. Tang
Bertam H. Tang
Authorized Signatory

NATIONAL CITY BANK, as a Lender

By:	/s/ Karen P. Davies
Karen P. Davies
Senior Vice President

CAPITAL ONE LEVERAGE FINANCE CORPORATION, as a Lender

By:	/s/ Ron Walker
Ron Walker
Vice President

RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Joseph A. Ciccolini
Joseph A. Ciccolini
Vice President – Senior Corporate Banker

THE ROYAL BANK OF SCOTLAND, PLC, as a Lender

By:	/s/ L. Peter Yetman
L. Peter Yetman
Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Annabella Guo
Annabella Guo
Director

SCOTIABANC INC., as a Lender

By:	/s/ J.F. Todd
J.F. Todd
Managing Director

SUMITOMO MITSUMI BANKING CORPORATION, as a Lender

By:	/s/ Leo E. Pagarigan
Leo E. Pagarigan
General Manager

SUNTRUST BANK, as a Lender

By:	/s/ Baerbel Freudenthaler
Baerbel Freudenthaler
Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Conan Schleicher
Conan Schleicher
Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
Irja R. Otsa
Associate Director

By:	/s/ Mary E. Evans
Mary E. Evans
Associate Director

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:	/s/ David M. Jackson
David M. Jackson
Vice President

WACHOVIA BANK, N.A., as a Lender

By:	/s/ Sonja Sevcik
Sonja Sevcik
Vice President

WESTPAC BANKING CORPORATION, as a Lender

By:	/s/ Henrik Jensen
Henrik Jensen
Director